AXA Equitable Life Insurance Company
At Retirement℠
Variable Deferred Annuity
Enrollment form under Group Annuity Contract

Enrollment Form No. ______________________

Mailing Instructions:

Express Mail:
EQUI-VEST New Business
Attn: Conversion Desk
Suite 1000
100 Madison St.,
Syracuse, NY 13202

Regular Mail:
EQUI-VEST New Business
Attn: Conversion Desk
P.O. Box 4704
Syracuse, NY 13221-4704

NEW YORK

1. Type of market *(Check one)*

A. ❑ TRADITIONAL IRA

B. ❑ ROTH IRA

C. ❑ NQ *(Non-Qualified Variable Annuity)*:

D. ❑ TSA

2. Current contract information *(Required)*

Current Contract Number from which the funds will be transferred.

3. Annuitant information *(Check all appropriate boxes.)*

If your Mailing Address is different from the Primary Residential Address below, please provide your Mailing Address in Section 11.

❑ Mr. ❑ Mrs. ❑ Miss ❑ Ms. ❑ Other ______

❑ Male ❑ Female

Social Security No. ***(Required)***

First Name | Middle Initial | Last Name

❑ Home
❑ Work

Birth Date *(M/D/Y)* | Age at Nearest Birthday | Daytime Phone Number

U.S.A. Primary Residential Address – **No P.O. Box Permitted**

City | State | Zip Code

Valid Driver's License No./State Issued ID # | State | Exp. Date

U.S. Citizen? ❑ Yes ❑ No (If No, please complete)

Country | Passport # | U.S. Visa Type

4. Beneficiary(ies) information

If more than one – indicate %. Total must equal 100%. Please use Section 11 for additional Primary or Contingent Beneficiaries.

Primary

1. ______________________ ________ %
Primary Beneficiary Name

Relationship to Annuitant | T.I.N.: ❑ S.S.N. or ❑ E.I.N.

2. ______________________ ________ %
Primary Beneficiary Name

Relationship to Annuitant | T.I.N.: ❑ S.S.N. or ❑ E.I.N.

Contingent

Contingent Beneficiary Name

Relationship to Annuitant | T.I.N.: ❑ S.S.N. or ❑ E.I.N.

5A. Owner information *(NQ contracts only)*

Provide Name and Address below. If your Mailing Address is different from the Primary Residential Address below, please provide your Mailing Address in Section 11.

❑ Individual ❑ Other Non-Natural Owner *(Complete 5B.)*

❑ NQ Trustee *(Entity — as agent for natural person) (Complete 5B.)*

❑ Male ❑ Female

First Name | Middle Initial | Last Name

Relationship to Annuitant

U.S.A. Primary Residential Address – **No P.O. Box Permitted**

City | State | Zip Code

❑ Home
❑ Work

Tax I.D./Owner's S.S. No. | Birth Date *(M/D/Y)* | Daytime Phone Number

Valid Driver's License No./State Issued ID # | State | Exp. Date

U.S. Citizen? ❑ Yes ❑ No (If No, please complete)

Country | Passport # | U.S. Visa Type

Form #180-3007
1290 Avenue of the Americas, New York, NY 10104
E8876
At Retirement AXA Equitable Life Insurance Company
Cat No. 137308 (10/16)
Page 1 of 5

5B. Non-Natural owner information

(NQ contracts only)

Name

Taxpayer Identification Number

(If non-U.S., Financial Professional must contact Branch.)

Principal Place of Business or Local Street Address

Name and Title of Person Authorized to Transact

Business Phone

State of incorporation, business license, or execution of partnership or trust agreement

6. Type of contract

1. Single Life

2. Joint Life — Spousal Only (Not available for TSA. Must indicate Successor Owner.)

7. Guaranteed minimum death benefit

You must elect one of the following:

Standard Death Benefit — Owner issue age up to 85.

Annual Ratchet Death Benefit — Owner issue age up to 75.

There is an additional charge for the Annual Ratchet Death Benefit.

8. Success or Owner (Applicable for IRA and NQ)

For Joint Life only. Must be Owner’s spouse. For NQ, in order to have a Successor Owner, there must be a Joint Owner under the current contract indicated in Section 2.

Male

Female

First Name

Middle Initial

Last Name

U.S.A. Primary Residential Address – No P.O. Box Permitted

City

State

Zip Code

Home

Work

Social Security Number

Birth Date (M/D/Y)

Daytime Phone Number

Valid Driver’s License No./State Issued ID #

State

Exp. Date

U.S. Citizen? Yes No (If No, please complete)

Country

Passport #

U.S. Visa Type

9. Payment Plans

MANDATORY. CHOOSE 1, 2 or 3 below:

1. I plan to defer my withdrawals. I understand that the value of this benefit may be limited if I never take any withdrawals.

If you do not plan to defer your withdrawals, complete the following section and choose 2 or 3 below:

Frequency: Monthly

Quarterly

Annually

Start Date: (Month, Day, Year). You must wait at least 28 days after your contract issue date before payments can begin. They cannot be made later than the 28th day of the month.

2. Maximum Payment Plan* (calculated by AXA Equitable)

3. Customized Payment Plan*

Amount of withdrawal (Customized Payment Plan only): $

Total withdrawal for the contract year must not exceed your Guaranteed Annual Payment. Withdrawals made prior to age 591/2 may be subject to a Federal income tax penalty.

*Withholding Election Information

For IRA and NQ: We will automatically withhold 10% Federal Income tax unless otherwise instructed.

I do not want to have Federal income tax withheld. (U.S. residence address and Social Security No./EIN required)

For TSA: We will automatically withhold 20% Federal Income tax.

10. Selection of investment options and allocation percentages

AXA/AB Short Duration Government Bond (9G*) %

AXA Balanced Strategy (7E*) %

AXA Conservative Growth Strategy (7F*) %

AXA Conservative Strategy (7G*) %

EQ/Equity 500 Index (TE*) %

Total (Must be 100%) 100%

* The numbers in parenthesis are shown for data input only.

Form #180-3007

1290 Avenue of the Americas, New York, NY 10104

E8876

At Retirement AXA Equitable Life Insurance Company

Cat No. 137308 (10/16)

11. Special instructions (For beneficiary information)

For persons whose Mailing Address differs from their Primary Residential Address (Annuitant’s primary residential address in Section 3 or Owner’s primary residential address in Section 5A for NQ). Owner’s Mailing Address:

Mailing Address – P.O. Box Accepted

City

State

Zip Code

Attach a separate sheet if additional space is needed.

12. Suitability (Questions 1 and 2 must be answered.)

1. Did you receive an At RetirementSM prospectus? Yes No Date as printed on prospectus Date as printed on any prospectus supplement(s)

CONSENT FOR DELIVERY OF INITIAL PROSPECTUS ON CD-ROM

Yes. By checking this box and signing the enrollment form below, I acknowledge that I received the initial prospectus on computer readable compact disk “CD,” and that my computer has a CD drive and I am able to access the CD information. In order to retain the prospectus indefinitely, I understand that I must print or download it. I also understand that I may request a prospectus in paper format at any time by calling Customer Service at 1-877-222-2144, and that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in AXA Equitable’s Electronic Delivery Service.

12. Suitability (continued)

2. (i) Do you have any other existing life insurance or annuities?

Yes

No

(ii) Will any existing insurance or annuity be (or has been) replaced or changed, assuming the contract applied for will be issued? Yes No

If Yes, complete the following:

YEAR ISSUED

TYPE OF PLAN

COMPANY CONTRACT NUMBER

COMPANY ADDRESS

(iii) The Contract state is your primary residence state (Annuitant’s primary residential address from Section 3 or Owner’s primary residential address from Section 5A for NQ) unless you sign the enrollment form in a different state.

If you are signing this enrollment form in a state other than your state of primary residence, check one box below:

I have a second residence in the state of sale.

I work or conduct business in the state of sale.

If none of the above apply, the enrollment form must be signed in your state of primary residence unless we approve another state.

3. Customer Information (REQUIRED BY FINRA)

Employer’s Name

Owner’s Occupation

Employer’s Street Address

City

State

Zip

Estimated Gross Annual Household Income Estimated Liquid Net Worth (excluding residence)

Investment Objective: (Choose one that matches the objective for this purchase only.)

Income

Income & Growth

Growth

Aggressive Growth

Safety of Principal

Is the Owner or Annuitant (as applicable) associated with or employed by a member of FINRA?

Yes

No

If Yes, affiliation:

MARITAL STATUS: Single Married Widowed

Divorced

NUMBER OF DEPENDENTS:

FEDERAL TAX BRACKET:%

PURPOSE OF INVESTMENT:

INVESTMENT HORIZON: (Length of time contract is expected to remain in force)

Form #180-3007

1290 Avenue of the Americas, New York, NY 10104

E8876

At Retirement AXA Equitable Life Insurance Company

Cat No. 137308 (10/16)

12. Suitability (continued)

RISK TOLERANCE (Choose one that applies to this purchase only):

The selected investment options should be consistent with the stated Investment Objective (question 12.3. on this enrollment form) and Risk Tolerance.

- ❑ **Conservative:** Prefer little risk and low volatility in return for accepting potentially lower returns.
- ❑ **Conservative/Moderate:** Willing to accept some risk and volatility in return for some growth potential.
- ❑ **Moderate:** Willing to assume an average amount of market risk and volatility or loss of principal to achieve potentially higher returns.
- ❑ **Moderate/Aggressive:** Willing to accept above-average amount of market risk and volatility or loss of principal to achieve potentially greater returns.
- ❑ **Aggressive:** Willing to sustain substantial volatility or loss of principal and assume a high level of risk in pursuing potentially higher returns.

4. **Investment Experience** (in years)

	None	<1	1–4	5+
CDs	❑	❑	❑	❑
Bonds	❑	❑	❑	❑
Annuities	❑	❑	❑	❑
Mutual Funds	❑	❑	❑	❑
Stocks	❑	❑	❑	❑

13. Disclosures

Your Income Base will increase when contributions are made to your Certificate. Excess Withdrawals under your Certificate may reduce your Income Base. The At Retirement Benefit may not be voluntarily terminated. The charges under your Certificate generally apply for the life of the Certificate.

For IRA and TSA Certificates: Unless you elect our RMD Automatic Withdrawal Option and comply with the conditions set forth in the Certificate, the At Retirement Certificate may have limited usefulness to you because partial withdrawals to satisfy minimum distribution rules might result in an Excess Withdrawal that reduces your Income Base and your Guaranteed Annual Payment Amount. You should consult with your tax advisor to determine if this Certificate is appropriate for your circumstances.

14. Acknowledgement

I/WE UNDERSTAND AND ACKNOWLEDGE THE DISCLOSURES IN SECTION 13 AND THAT: • My account value attributable to allocations to the variable investment options, and any variable annuity benefit payments I may elect, may increase or decrease and are not guaranteed as to dollar amount. • In the case of IRAs and TSAs that provide tax deferral under the Internal Revenue Code, by signing this enrollment form I acknowledge that I am buying the Certificate for its features and benefits other than tax deferral, as the tax deferral feature of the Certificate does not provide additional benefits. • All information and statements furnished in this enrollment form are true and complete to the best of my knowledge and belief. • AXA Equitable may accept amendments to this enrollment form provided by me or under my authority. • I understand that any change made to the benefits applied for, or to the age at issue, must be agreed to in writing on an amendment. • No Financial Professional has the authority to make or modify any Certificate on behalf of AXA Equitable, or to waive or alter any of AXA Equitable's rights and regulations. I understand that in order to take advantage of the full potential of this Certificate, I must take payments/withdrawals. I understand that I should consult with my Financial Professional to determine the optimal time to begin taking payments/withdrawals from this certificate.

PROPOSED ANNUITANT'S SIGNATURE DATE CITY STATE

SIGNATURE OF OWNER DATE CITY STATE
(IF OTHER THAN PROPOSED ANNUITANT)

PROPOSED SUCCESSOR SIGNATURE DATE CITY STATE
(IF OTHER THAN ANNUITANT)

Form #180-3007

1290 Avenue of the Americas, New York, NY 10104
E8876

At Retirement AXA Equitable Life Insurance Company
Cat No. 137308 (10/16)
Page 4 of 5

AT RETIREMENTSM REPRESENTATIVE REPORT

Please print in black ink.

A. I certify that a Prospectus for the Certificate has been given to the Proposed Owner, and that no written sales materials other than those approved by AXA Equitable have been used. (The Representative who secures this enrollment form must sign in the space provided below.)

B. Do you have reason to believe that any existing Life Insurance or Annuity will be replaced or changed in connection with this transaction, assuming the Certificate applied for will be issued?

Yes No (If Yes, attach a copy of the replacement acknowledgement form.)

C. Compensation will be paid according to the Annual Schedule of Commission and Service Fees FB.

Name and Signature of the Financial Representative who answered the above questions and verified the above documents.

Print Name

Signature

Date

Issues must reflect the commission percentages of all applicable Representatives.

Print Representative(s) Name(s) (Service Representative First)

Last Name Initial

Representative Number

Representative %

Agency Code

District Mgr. Code

Representative Insurance License#*

*Where required by state regulations

FOR PROCESSING OFFICE USE

Representative(s) shown above is (are) equity qualified and licensed in the state in which the request is signed.

Enrollment Form No. EAO Rec’d.

PROCESSING:

Certificate Number

Batch Number

Inquiry Number

Processor

AXA EQUITABLE LIFE INSURANCE COMPANY New York, New York 10104

Form #180-3007

1290 Avenue of the Americas, New York, NY 10104

E8876

At Retirement AXA Equitable Life Insurance Company

Cat No. 137308 (10/16)

At RetirementSM

Enrollment Form

Additional Instructions

Please refer to the prospectus for the most thorough explanation of this product and its features.

Section 2. Current contract information

You must provide the current contract number from which funds are being transferred. The minimum initial amount that is required to open an At Retirement contract is $50,000.

Section 3. Annuitant Information

The minimum issue age is 55. The maximum issue age for At Retirement is 85. Please note: Date of Birth and Social Security Number are mandatory. The annuitant indicated must be the same annuitant from the current contract indicated in Section 2.

Section 5A. Owner Information

Complete for NQ certificates if the Owner will be different from Annuitant named in #3. The minimum issue age is 55. The maximum age is 85.

Please note: Date of Birth and Social Security/E.I.N. are mandatory. The Owner indicated must be the same owner from the current contract. indicated in Section 2.

Section 5B. Non-Natural owner information

The Non-Natural owner indicated must be the same non-natural owner from the current contract indicated in Section 2.

Section 6. Type of contract

If electing Joint Life, you must indicate a Successor Owner.

Section 8. Successor Owner

For Joint Life only. Must be Owner’s spouse. For NQ, in order to have a Successor Owner, there must be a Joint Owner under the current contract indicated in Section 2.

Section 12. Suitability

The client DOES NOT need to answer the Suitability questions #3 and #4 contained in this application. The client WILL NEED to submit a completed Client Profile along with the application.

Form #180-3007

1290 Avenue of the Americas, New York, NY 10104

E8876

Cat No. 137308 (10/16)

At Retirement AXA Equitable Life Insurance Company